Exhibit 99.12

CONSENT OF GREG GILLSTROM

In connection with Imperial Metals Corporation’s (the “Company”) Registration Statement on Form F-7 (the “Form F-7”) being filed with the United States Securities and Exchange Commission, I consent to the references of my name and to the use of information of a scientific or technical nature attributed to me in the Company’s Annual Information Form dated March 29, 2021 for the year ended December 31, 2020 being incorporated by reference and filed with the Form F-7.

DATED: May 18, 2021
/s/ Greg Gillstrom
Greg Gillstrom